EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma financial data are based on M & F Worldwide Corp.’s (the “Company” or “M & F Worldwide”) and John H. Harland Company’s (“Harland”) historical consolidated financial statements, adjusted to give effect to the following transactions (the “Transactions”):

•

the completion of the Company's acquisition of Harland (the “Acquisition”) for cash consideration of $52.75 per share, or a total of $1,426.4 million;

•

the incurrence of Clarke American Corp.’s (“Clarke American”) new senior secured term loan facility with an aggregate principal amount of $1,800.0 million (the “New Term Loan”) and a new $100.0 million revolving credit facility (undrawn at the closing of the Acquisition), which bear interest at a rate equal to a reserve-adjusted LIBOR rate, plus an applicable margin of 2.50% per annum;

•

the issuance of $305.0 million aggregate principal amount of Clarke American Senior Floating Rate Notes due 2015 (the “Floating Rate Notes”), which bear interest at a rate per annum equal to the Applicable LIBOR Rate (as defined in the indenture governing the notes) plus 4.75%, and $310.0 million aggregate principal amount of 9.50% Senior Fixed Rate Notes due 2015 (the “Fixed Rate Notes” and, together with the Floating Rate Notes, the “2015 Senior Notes”);

•

the payment of $80.8 million of estimated fees and expenses, including customary discounts and commissions, in connection with the Acquisition and related financing;

•

the payment of $31.0 million of retention and change in control payments to Harland personnel;

•

the repayment of the $425.0 million outstanding amount of Clarke American’s prior senior secured term loan (“Prior Term Loan”) plus $4.3 million of prepayment penalties;

•

the repayment of $175.0 million of Clarke American’s 2013 senior notes plus $37.3 million of prepayment premiums; and

•

the repayment of the $210.6 million outstanding amount of Harland’s credit facility.

The unaudited pro forma condensed consolidated financial information also reflects certain reclassifications of M & F Worldwide’s line items to conform the historical balance sheet presentation to that of the combined company.

The unaudited condensed consolidated pro forma balance sheet as of December 31, 2006 gives effect to the above transactions as if they had occurred on December 31, 2006. The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2006 gives effect to the above transactions as if they had occurred as of January 1, 2006.

The unaudited pro forma condensed consolidated financial information was prepared using the purchase method of accounting. Accordingly, the estimated cost of the Acquisition has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of their respective fair values as of December 31, 2006. The final allocation will be based on a complete evaluation of the assets acquired and liabilities assumed on the actual date of the closing of the Acquisition. Accordingly, the information presented herein may differ materially from the final purchase price allocation. Those allocations are required to be finalized within one year after the completion of the Acquisition.

Preparation of the pro forma financial information was based on assumptions deemed appropriate by our management. The pro forma adjustments and certain assumptions are described in the accompanying notes. The pro forma financial information is unaudited and does not purport to be indicative of the results which actually would have occurred if the above transactions had been consummated as described above, nor does it purport to represent the future financial position and results of operations for future periods. Furthermore, the unaudited pro forma condensed consolidated financial information excludes certain merger-related integration expenses and related charges we expect to incur in future periods. The unaudited pro forma financial information also gives effect to certain identified cost savings as if they had been implemented in their entirety on January 1, 2006. These cost savings were estimated pursuant to EITF issue No. 95-3, ‘‘Recognition of Liabilities in Connection with a Purchase Business Combination.’’ There can be no assurance that all or a portion of such cost savings will be accomplished during any particular period, or at all.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
as of December 31, 2006
(dollars in millions)

	Historical M & F Worldwide	Historical Harland	Reclassifications		Pro Forma Adjustments		Pro Forma M & F Worldwide
Assets
Cash and cash equivalents	$63.4	$10.5	$—		$24.7	(4)	$98.6
Receivables	29.6	83.2	—		—		112.8
Inventories	75.5	19.6	—		3.6	(5)	98.7
Marketable securities	30.0	—	—		—		30.0
Prepaid expenses and other current assets	21.1	36.7	(3.1)	(1)	54.4	(6)	109.1
Deferred income taxes	—	10.9	3.1	(1)	—		14.0
Total current assets	219.6	160.9	—		82.7		463.2
Property plant and equipment, net	106.1	87.2	—		65.9	(5)	259.2
Long-term investments	—	12.0	—		—		12.0
Goodwill	387.7	367.5	—		610.4	(5)	1,365.6
Other intangible assets	660.5	103.3	—		673.2	(5)	1,437.0
Developed technology and content	—	20.2	—		47.9	(5)	68.1
Upfront contract acquisition payments	—	37.0	31.1	(2)	—		68.1
Pension asset	17.9	—	—		—		17.9
Other assets	68.1	5.0	(31.1)	(2)	38.1	(7)	80.1
Total assets	$1,459.9	$793.1	$—		$1,518.2		$3,771.2
Liabilities and Stockholder’s Equity
Accounts payable	$25.0	$42.7	$—		$—		$67.7
Accrued expenses	57.2	87.7	(1.1)	(3)	5.5	(8)	149.3
Deferred revenue	—	79.8	1.1	(3)	(20.6)	(5)	60.3
Income taxes payable	—	16.8	—		(16.8)	(6)(9)	—
Current portion of long-term debt	47.7	0.2	—		(26.8)	(10)	21.1
Total current liabilities	129.9	227.2	—		(58.7)		298.4
Long-term debt	645.0	211.0	—		1,633.0	(10)	2,489.0
Other deferred liabilities	12.3	42.3	—		(4.7)	(11)	49.9
Deferred income taxes	262.2	—	—		298.5	(5)	560.7
Total liabilities	1,049.4	480.5	—		1,868.1		3,398.0
Temporary equity	—	4.1	—		(4.1)	(12)	—
Stockholder’s equity	410.5	308.5	—		(345.8)	(13)	373.2
Total liabilities and stockholder’s equity	$1,459.9	$793.1	$—		$1,518.2		$3,771.2

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated balance sheet.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet
(dollars in millions)

(1)

Reflects the reclassification of the Company’s deferred income taxes from prepaid expenses and other current assets to deferred income taxes.

(2)

Reflects the reclassification of the Company’s upfront contract acquisition payments for Clarke American from other assets to upfront contract acquisition payments.

(3)

Reflects the reclassification of the Company’s deferred revenue from accrued expenses to deferred revenue.

(4)

Reflects changes to cash and cash equivalents as follows:

Payment of Harland’s accrued interest on extinguished debt	$(0.5)
Payment of the Company’s accrued interest on extinguished Clarke American debt	(1.4)
Receipt of proceeds from closing	26.6
Net increase to cash	$24.7

(5)

Reflects the preliminary allocation of the estimated purchase price over the estimated fair value of assets acquired and liabilities assumed in the Acquisition, as follows:

Purchase price (including estimated fees and expenses of $19.4)		$1,688.0
Existing Harland stockholders’ equity and temporary equity, net of the after-tax effect of the write-off of Harland’s unamortized deferred financing fees		(311.9)
Harland debt assumed		(211.2)
Adjustments to historical basis of assets and liabilities acquired to reflect the preliminary estimates of fair values:
Inventories	3.6
Property, plant and equipment	65.9
Intangible assets	673.2
Developed technology and content	47.9
Deferred revenue	20.6
Deferred lease expense	7.2
Deferred income taxes	(298.5)
	519.9	(519.9)
Reduction of income taxes payable relating to stock-based compensation, retention and change in control payments to Harland personnel		(47.0)
Establishment of restructuring purchase accounting reserves pursuant to EITF 95-3 “Recognition of Liabilities in Connection with a Purchase Business Combination”		12.4
Estimated purchase price allocated to goodwill		$610.4

(6)

Reflects the reclassification of a pro forma net income tax receivable from a liability to an asset (see note (9) below).

(7)

Reflects the capitalization of the estimated financing fees and expenses related to the Transactions, the write-off of unamortized deferred financing fees on extinguished debt and other adjustments as follows:

Write-off the Company’s historical deferred financing fees for extinguished Clarke American debt	$(13.2)
Write-off Harland’s historical deferred financing fees for extinguished debt	(1.1)
Reclassification of capitalized Transaction-related fees and expenses paid prior to December 31, 2006 out of other assets	(4.4)
Estimated financing fees and expenses related to the Transactions	56.8
Net increase to other non-current assets	$38.1

(8)

Reflects the changes to accrued expenses resulting from:

Payment of the Company’s accrued interest on extinguished Clarke American debt	$(1.4)
Payment of Harland’s accrued interest on extinguished debt	(0.5)
Elimination of the current portion of Harland's unamortized deferred lease expense	(2.6)
Reduction of Transaction-related expenses accrued as of December 31, 2006 that are paid at the closing of the Acquisition	(2.4)
Establishment of restructuring purchase accounting reserves pursuant to EITF 95-3 relating to severance benefits and facility closure costs	12.4
Net increase to accrued expenses	$5.5

 (9)

Reflects changes to income taxes payable resulting from:

Tax effect of the write-off of the Company’s unamortized deferred financing fees and unamortized original discount on extinguished Clarke American debt	$(5.9)
Tax effect of the write-off of Harland’s unamortized deferred financing fees on extinguished debt	(0.4)
Tax effect from the payment of a commitment fee related to financing for the Acquisition	(1.8)
Tax effect from the payment of a $37.3 prepayment premium on the Clarke American 2013 senior notes	(14.5)
Tax effect from the payment of a $4.3 prepayment penalty on the Clarke American Prior Term Loan	(1.7)
Tax effect from the payment of $31.0 of retention and change in control payments to Harland personnel	(12.1)
Tax effect for the payment of $89.2 of stock-based compensation to Harland personnel	(34.8)
Reclassification of pro forma net receivable to an asset	54.4
Net decrease to income taxes payable	$(16.8)

(10)

Reflects the repayment of debt and borrowings of new debt related to the Transactions as follows:

Repayment of long-term portion of the Clarke American Prior Term Loan	$(379.8)
Repayment of the Clarke American 2013 senior notes	(175.0)
Write-off of long-term portion of the original discount on the Clarke American Prior Term Loan	1.4
Repayment of the Harland credit facility	(210.6)
Borrowings under the Clarke American New Term Loan, net of current maturities	1,782.0
Issuance of the Clarke American 2015 Senior Notes	615.0
Net increase in long-term debt, net of current maturities	1,633.0
Repayment of current portion of the Clarke American Prior Term Loan	(45.2)
Write-off of current portion of the original discount on the Clarke American Prior Term Loan	0.4
Clarke American New Term Loan – current maturities	18.0
Net decrease in current portion of long-term debt	(26.8)
Net increase in debt	$1,606.2

(11)

Reflects the elimination of Harland’s long-term deferred lease expense of $4.7 from the preliminary allocation of the purchase price.

(12)

Reflects the elimination of Harland’s temporary equity resulting from the preliminary application of purchase accounting.

(13)

Reflects the changes to stockholder’s equity resulting from:

Elimination of Harland’s stockholders’ equity, including the after-tax effect of the write-off of Harland’s unamortized deferred financing fees	$(308.5)
After tax effect of the write-off of the Company’s unamortized deferred financing fees and unamortized original discount on the extinguished Clarke American debt	(9.1)
After tax effect from the payment of a commitment fee related to financing for the Acquisition	(2.8)
After tax effect from the payment of the $4.3 prepayment penalty on the Clarke American Prior Term Loan	(2.6)
After tax effect from the payment of the $37.3 prepayment premium on the Clarke American 2013 senior notes	(22.8)
Net decrease to stockholder’s equity	$(345.8)

Unaudited Pro Forma Condensed Consolidated Statement of Income
Year Ended December 31, 2006
(dollars in millions, except per share data)

	Historical M & F Worldwide	Historical Harland	Pro Forma Adjustments (1)		Pro Forma M & F Worldwide
Net revenues	$722.0	$1,050.2	$—	(1)	$1,772.2
Operating expenses
Cost of revenues	440.5	520.8	59.8	(1)(2)	1,021.1
Selling, general and administrative expenses	164.0	383.7	(40.1)	(1)(3)	507.6
Intangible amortization	—	16.0	(16.0)	(4)	—
Total operating expenses	604.5	920.5	3.7		1,528.7
Operating income	117.5	129.7	(3.7)		243.5
Interest expense, net	(65.3)	(16.0)	(134.4)	(5)	(215.7)
Other income, net	—	0.9	—		0.9
Income before income taxes	52.2	114.6	(138.1)		28.7
Provision (benefit) for income taxes	16.0	41.7	(53.9)	(6)	3.8
Income from continuing operations	$36.2	$72.9	$(84.2)		$24.9

Basic earnings per common share	$1.82				$1.25
Diluted earnings per common share	$1.78				$1.22

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated statement of income.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income
(dollars in millions)

(1)

Excludes the effects of the preliminary purchase price allocation adjustment to reduce Harland deferred revenues to fair value of $20.6, because such adjustment is not expected to recur. The pro forma results of operations do not include adjustments for any expected cost savings from the elimination of Clarke American personnel, the closure of Clarke American facilities, estimated procurement savings or the elimination of certain duplicate corporate costs of $54.4. These results also do not include an estimated $52.4 of anticipated costs associated with achieving synergies as these costs are non-recurring.

(2)

Reflects adjustments to cost of revenues resulting from the preliminary allocation of the purchase price and expected cost savings pursuant to EITF 95-3 related to the closure of redundant facilities as follows:

Elimination of Harland’s historical amortization of intangible assets	$(7.2)
Additional amortization of intangible assets resulting from the preliminary allocation of the purchase price	68.2
Additional depreciation of property, plant and equipment resulting from the preliminary allocation of the purchase price	7.0
Expected cost savings from the closure of redundant facilities	(8.2)
Net increase in cost of revenues	$59.8

Excludes the effects of the preliminary purchase price allocation adjustment to increase Harland’s inventory to fair value by approximately $3.6, because such adjustment is not expected to be recurring.

(3)

Adjustment to selling, general and administrative expenses from the preliminary allocation of the purchase price and expected cost savings pursuant to EITF 95-3 related to the elimination of redundant positions and related expenses resulting from the Acquisition as follows:

Elimination of redundant positions and related expenses	$(43.8)
Additional depreciation of property, plant and equipment resulting from the preliminary allocation of the purchase price	3.7
Adjustments to selling, general and administrative expenses	$(40.1)

(4)

Adjustments to amortization of intangible assets from the elimination of Harland’s historical amortization of intangible assets.

(5)

Reflects adjustments to interest expense related to the borrowings of new debt, at a rate of 9.50% on the Fixed Rate Notes, an assumed rate of 10.10% on the Floating Rate Notes and an assumed rate of 7.85% on the new senior secured term loan; and the elimination of historical interest expense on both Clarke American and Harland extinguished credit facilities and Clarke American 2013 senior notes as follows:

Clarke American New Term Loan and 2015 Senior Notes, including amortization of deferred financing fees	$210.0
Elimination of the Company’s historical interest expense on extinguished Clarke American debt	(59.7)
Elimination of historical Harland interest expense	(15.9)
Net increase to interest expense	$134.4

Pro forma interest expense does not include an adjustment for the write-off of the current unamortized Clarke American deferred financing fees of $13.2, the current unamortized Clarke American original discount of $1.8 and the current unamortized Harland deferred financing fees of $1.1 because these items are one-time and non-recurring in nature.

 (6)

Reflects the tax effect of the pro forma adjustments at an effective rate of 39.0%.